EXHIBIT 10.20

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

AXCESS INTERNATIONAL, INC.

Form of Convertible Note

$xxx,xxx	, 200

Subject to the terms and conditions of this Note, for good and valuable consideration received, Axcess International, Inc. (“Axcess”) hereby promises to pay to the order of the                                                (“Investor”) the principal amount of                                                 Dollars and         Cents (***xxx,xxx***), plus simple interest, accrued on unpaid principal from                                      , 200  , until paid, at the rate of  Five  percent (5.00%) per annum (365-day year basis) payable on December 31, 2014 (the “Maturity Date”), in addition Axcess will issue to Investor a warrant to purchase                                                           (***xxx,xxx***) common shares with a strike price of $0.75 and expire December 31, 2014.  If Axcess completes an equity offering of any of its securities and the aggregate proceeds to Axcess are at least $1,000,000 (“Transaction”), then the Note will automatically convert to common shares at $0.50.

Upon the occurrence of the Transaction described above, the principal amount and all unpaid interest, of this Note shall convert to Common Stock.  This Note, including the principal amount and all accrued and unpaid interest hereunder, may otherwise be prepaid in whole or in part at any time at the option of Axcess, without premium or penalty.

Payment of the principal amount of this Note and any accrued and unpaid interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Any such payment shall be paid by wire transfer of federal funds in accordance with the written instructions of Investor or, in the absence of current written instructions, by check mailed to Investor at the address last given to Axcess by Investor in writing for such purpose.

This Note is not assignable except by operation of law; provided, however, that Investor may assign all or part of the Note to its stockholders in connection with the partial or complete liquidation of Investor.

If the Company fails to pay the principal amount of this Note when due, the entire unpaid principal of this Note shall forthwith become absolutely due and payable without any further notice, demand, protest or presentment whatsoever, all of which are hereby expressly waived.  All expenses incurred by Investor for the collection of the note will be paid for by Axcess.

This Note shall be governed by and construed in accordance with the laws of the Delaware, without reference to its or any other jurisdiction’s rules as to conflicts of law.  Any judicial proceeding brought against Axcess to enforce, or otherwise in connection with, this Note shall be brought in any court of competent jurisdiction in Delaware, and, by acceptance of this Note, Investor (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Note and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.  The prevailing party shall be entitled to collect from the nonprevailing party all reasonable attorneys fees incurred in connection with any action to enforce the terms of this Note.

Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by Axcess and Investor.

IN WITNESS WHEREOF, Axcess has caused this Note to be signed by its duly authorized officer and has caused its corporate seal to be affixed and attested by its Secretary, as of the date first set forth above.

[Corporate Seal]		AXCESS
Attested:		INTERNATIONAL, INC.

By:	/s/ Allan Frank	By:	/s/ Allan Frank

Name: Allan Frank		Name: Allan Frank
Title: Vice President & CFO		Title: Vice President & CFO